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                                                                       EX - 21.1

                                 ClimaChem, Inc.
                               Subsidiary Listing
                              As of March 31, 2001


CLIMACHEM, INC.
   Northwest Financial Corporation
   Climate Mate, Inc.
   The Environmental Group International Limited
   LSB Chemical Corp.
          LSB Australia Pty. Ltd. (f/k/a Total Energy Systems Limited)
                 Total Energy Systems (NZ) Limited
          El Dorado Chemical Company
                 Slurry Explosive Corporation
          El Dorado Nitrogen Company (f/k/a LSB Nitrogen Corporation,
             f/k/a LSB Import Corp.)
          DSN Corporation
          Universal Tech Corporation
   The Environmental Group, Inc.
   International Environmental Corporation
   Climate Master, Inc.
   CHP Corporation
          Koax Corp.
   The Climate Control Group, Inc. (f/k/a APR Corporation)
   ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
   ACP International Limited (f/k/a ACP Manufacturing Corp.)
   ThermalClime, Inc. (f/k/a/ LSB South America Corporation)
   ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB
     International Corp.)
   TRISON Construction, Inc.